UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 9, 2014

SCIENTIFIC GAMES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	81-0422894
(State of incorporation)	(IRS Employer
Identification No.)

0-13063

(Commission File Number)

750 Lexington Avenue, New York, New York 10022

(Address of registrant’s principal executive office)

(212) 754-2233

(Registrant’s telephone number)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CPR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 9, 2014, Michael Gavin Isaacs was named President and Chief Executive Officer of Scientific Games Corporation (the “Company”), succeeding David L. Kennedy effective immediately.  Mr. Kennedy will continue to serve as Vice Chairman of the Board of Directors of the Company (the “Board”) in an executive capacity.

Mr. Isaacs, 49, served as Chief Executive Officer of SHFL entertainment, Inc. from April 2011 until November 2013.  Prior to that, Mr. Isaacs served as Executive Vice President and Chief Operating Officer of Bally Technologies, Inc. for approximately five years. Prior to that, Mr. Isaacs held senior roles at Aristocrat Leisure Limited.

The Company issued a press release announcing these changes, a copy of which is attached hereto as Exhibit 99.1.

Employment Agreement with Mr. Issacs

On June 9, 2014, the Company entered into an employment agreement with Mr. Isaacs in connection with his appointment as President and Chief Executive Officer.  Mr. Isaacs’ employment agreement has a three-year term, subject to automatic extension for an additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given.

Under the agreement, Mr. Isaacs will receive an annual base salary of $1,500,000 and will have the opportunity to earn up to 100% of his base salary as incentive compensation (“target bonus”) upon achievement of target level performance goals for a given year and the opportunity to earn up to 200% of his base salary upon achievement of maximum performance goals for a given year.  Beginning in 2015, Mr. Isaacs will be entitled to receive annual equity awards in the discretion of the Compensation Committee of the Board in accordance with the Company’s plans and programs for senior executives of the Company.  On June 9, 2014, Mr. Isaacs received a sign-on equity award of 85,935 restricted stock units and stock options for 161,181 shares (with an exercise price of $8.73 per share, representing the average of the high and low sales prices of our common stock on the trading day immediately prior to the date of grant, and a ten-year term), which are scheduled to vest over four years.  The sign-on equity awards were approved as employment inducement grants pursuant to Nasdaq Listing Rule 5635(c)(4).

If Mr. Isaacs’ employment is terminated by the Company without “cause” or by Mr. Isaacs for “good reason” (as such terms are defined in the agreement), then he would be entitled to receive: (i) a pro rata bonus (if any) for the year of termination; (ii) an amount equal to the sum of his base salary and “severance bonus amount” (generally, an amount equal to the highest annual incentive compensation (if any) paid to Mr. Isaacs in respect of the two (2) most recent fiscal years but not more than his target bonus for the year of termination); (iii) full vesting of his equity awards; and (iv) payment of COBRA premiums for 12 months if Mr. Isaacs elects to continue medical coverage under the Company’s group health plan in accordance with COBRA.  If Mr. Isaacs’ employment is terminated by the Company without “cause” or by Mr. Isaacs for “good reason” upon, or within one (1) year after, a “change in control” (as such term in defined in the agreement), then he would be entitled to receive the payments and benefits described in the preceding sentence, except that the amount set forth in clause (ii) of the preceding sentence would multiplied by two (2).

In the event of Mr. Isaacs’ death, his beneficiary or estate would be entitled to receive any benefits that may be payable under any life insurance benefit of Mr. Isaac for which the Company pays premiums and full vesting of his equity awards.  In the event Mr. Isaacs is terminated due to his “total disability” (as such term is defined in the agreement), he would be entitled to receive an amount equal to his base salary (less any disability payments provided to him under the Company’s disability plans) and full vesting of his equity awards.

Mr. Isaacs’ agreement also contains, among other things, covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 12 months after termination.

Employment Agreement with Mr. Kennedy

On June 9, 2014, the Company entered into a new employment agreement with Mr. Kennedy in connection with his new role, which replaces Mr. Kennedy’s prior employment agreement with the Company.  The term of the agreement will continue to expire on December 31, 2015, subject to earlier expiration on December 31, 2014 at the election of the Company and automatic extension for an additional year at the end of the term and each anniversary thereof unless timely notice of non-renewal is given.  Under the new agreement, Mr. Kennedy will receive an annual base salary of $1,200,000 (reduced from $1,500,000) and will continue to have the opportunity to earn up to 100% of his base salary as incentive compensation upon achievement of target level performance goals for a given year and the opportunity to earn up to 200% of his base salary upon achievement of maximum performance goals for a given year.  Mr. Kennedy will no longer be eligible to receive annual equity awards.

The new agreement generally reduces the severance benefits that would be payable to Mr. Kennedy under various termination events.  Under the terms of the new agreement, if Mr. Kennedy’s employment is terminated by the Company without “cause” or by Mr. Kennedy for “good reason” (as such terms are defined in the agreement), or if the term of the agreement expires at the election of the Company, then Mr. Kennedy would be entitled only to the full vesting of the sign-on equity award awarded to him in December 2013.  In the event of Mr. Kennedy’s death or his termination due to “total disability” (as such term is defined in the agreement), he (or his beneficiary or estate, as the case may be) would continue to be entitled to receive full vesting of his equity awards.

Mr. Kennedy’s agreement continues to contain, among other things, covenants imposing on him certain obligations with respect to confidentiality and proprietary information, and restricting his ability to engage in certain activities in competition with the Company during his employment and for a period of 24 months after termination.

The foregoing descriptions of the terms of Mr. Issacs’ employment agreement and Mr. Kennedy’s employment agreement are qualified in their entirety by the full text of the agreements, copies of which are attached hereto as Exhibit 10.1 and 10.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	Employment Agreement, dated as of June 9, 2014, by and between the Company and Michael Gavin Isaacs.

10.2	Employment Agreement, dated as of June 9, 2014, by and between the Company and David L. Kennedy.

99.1	Press Release of Scientific Games Corporation, issued June 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCIENTIFIC GAMES CORPORATION

Date: June 10, 2014	By:	/s/ Jack B. Sarno
		Name:	Jack B. Sarno
		Title:	Vice President – Worldwide Legal Affairs and Corporate Secretary

Exhibit Index

Exhibit No.	Description
10.1	Employment Agreement, dated as of June 9, 2014, by and between the Company and Michael Gavin Isaacs.

10.2	Employment Agreement, dated as of June 9, 2014, by and between the Company and David L. Kennedy.

99.1	Press Release of Scientific Games Corporation, issued June 10, 2014.